INTERCHANGE FINANCIAL SERVICES CORPORATION
                             REGISTRATION STATEMENT
                                    FORM S-8
                                 FILE 33-82530

                                  EXHIBIT 4(C)

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                   INTERCHANGE FINANCIAL SERVICES CORPORATION

                  STOCK OPTION AND INCENTIVE STOCK PLAN OF 1997

1. PURPOSES. This Stock Option and Incentive Stock Plan of 1997 (the "Plan") of Interchange Financial Services Corporation (the "Company") is established so that the Company may make available to Key Employees ("Key Employees") the opportunity to acquire ownership of Company stock pursuant to options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify as Incentive Stock Options (Non-Qualified Options), as well as other awards of common stock subject to such restrictions as provided herein. It is anticipated that such stock options and awards of restricted stock will materially assist the Company in providing incentives to Key Employees, to provide long term gain through their outstanding service to the Company and its stockholders and to assist in retaining people of ability and initiative in senior management positions.

2. ADMINISTRATION. The Plan shall be administered by the Compensation/Stock Option Committee (the "Committee"), which shall be appointed, from time to time, by the Board of Directors, and shall consist of not less than two non-employee directors of the Company. Any member of the Committee who is not a non-employee director within the meaning of Rule 16b-3 (or any successor rule or regulation) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be excluded from all Committee actions and votes regarding the Plan. The Committee shall have full power and authority, subject to the terms and conditions of the Plan, to determine the Key Employees to whom awards may be made under the Plan, the number of such shares and the type of option (Incentive Stock Option, Non-Qualified Stock Option, or both) to be awarded to each of such Key Employees, the applicable terms and conditions of such awards or other grants of restricted stock and all other matters which may arise in the administration of the Plan. The determination of the Committee concerning any matter arising under or with respect to the Plan or any awards granted shall be final, binding and conclusive on all interested persons. Awards shall be made only in accordance with the recommendation of the Committee and with the approval of the Board of Directors. The Committee may, as to all questions of accounting, rely conclusively upon any determinations made by the independent auditors of the Company.

3. STOCK AVAILABLE FOR AWARDS. There shall be available for option under the Plan and for other awards a total of 425,250 shares of the Company's Common Stock (the "Stock"), subject to any adjustments which may be made pursuant to Section 4(i). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares or treasury shares or both. Stock covered by options which have terminated or expired prior to exercise or have been surrendered and canceled as contemplated by Section 4(m) or any stock forfeited as contemplated by Section 5(c) shall be available for further option.

4.   TERMS AND CONDITIONS OF OPTIONS.

          (a) GENERAL. Each option granted shall be in writing and shall contain such terms and conditions as the Committee may determine, which terms and conditions need not be the same in each case. Each option shall be designated as an Incentive Stock Option or as a Non-Qualified Option, as the case may be.

          (b) ELIGIBILITY. Key Employees of the Company, and of any subsidiary corporation of the Company ("Subsidiary"), as defined in Section 424(f) of the Code, shall be eligible to receive awards under the Plan, provided that no award may be granted to any director who is not also an employee of the Company or a Subsidiary. Eligibility to receive options shall be determined by the Committee.

          (c) OPTION PRICE. The price at which each share of Stock covered by an option granted hereunder may be purchased shall be the price of a share of Stock on the date of grant as reported by the American Stock Exchange ("AMEX") or, if there is no reported trade on that date, on the last preceding date on which a trade was reported. The "date of grant" shall be the date as of which an option shall become effective as determined by the Committee provided that the date of grant cannot precede the date on which the Committee awards such option.

          (d) OPTION PERIOD. The period for exercise of an option shall not exceed ten years from the date the option is granted. Options shall become exercisable during the option period at the rate set by the Committee, provided that: (i) no option may be exercised prior to one year after date of grant and (ii) the aggregate fair market value (at time of grant) with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan or any other stock option plan of the Company or any Subsidiary) shall not exceed $100,000. Notwithstanding the foregoing, upon a "Change of Control" (as defined below) options shall become immediately exercisable to the full extent of the original award. "Change of Control" shall occur upon:

          (i) The acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act), other than the Company or any of its Subsidiaries without the prior written approval of the Company's Board of Directors, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of stock in a transaction or series of transactions not approved by a vote of at least a majority of the "Continuing Directors" (as defined below); or

          (ii) Individuals who, as of January 1, 1997, constitute the Board of Directors of the Company (generally the "Directors" and as of January 1, 1997, the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to January 1, 1997 whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

               Subject to the provisions of paragraph (f), options that have become exercisable shall remain exercisable until expiration or exercise, whichever occurs first.

          (e) EXERCISE OF OPTIONS. To exercise an option, the option holder shall give written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full of the purchase price thereof. Such purchase price may be paid in cash, or, with the consent of the Committee, in whole or in part by the surrender of shares of Stock held for a period of time as determined by the Committee and having a fair market value, as determined by the Committee, equal to such purchase price or the portion thereof which is not paid in cash. An option holder shall have none of the rights of a stockholder until the shares are paid for in full and issued to the option holder.

          (f) EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. No option may be exercised after the termination of employment of an optionee, except that if such termination occurs by reason of retirement, disability, or death (as described below) an extended period is permitted to exercise those options which are exercisable on the date of termination. Such extended period may not exceed the original option period or the last day on which options may be exercised under the Plan. If termination of employment occurs by reason of: (i) retirement at normal or late retirement age under any tax-qualified retirement, profit sharing or employee stock ownership plan maintained by the Company or any Subsidiary in which the optionee is employed, the extended period shall be 90 days; (ii) disability, which shall mean the inability due to injury or illness which prevents the optionee from performing the material duties of his position, and said inability is expected to last for at least six months, the extended period shall be 90 days; and (iii) death while employed, the extended period is 180 days. Notwithstanding the foregoing, unexercisable options shall be forfeited unless the Committee, in its sole discretion, accelerates the exercisability of some or all of such options. In no event, however, shall any option be exercisable more than ten years from the date of grant thereof.

          (g) Nothing contained in the Plan or in any option granted shall confer on any employee any right to continue his employment or interfere in any way with the right of his employer to terminate his employment at any time.

          (h) NONTRANSFERABILITY OF OPTIONS. During an optionee's lifetime his option shall be exercisable only by him. No option shall be transferable other than by will or the law of descent and distribution.

          (i) ADJUSTMENT FOR CHANGE IN STOCK SUBJECT TO PLAN. In the event of a stock split, stock dividend, combination of shares, recapitalization, reorganization, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make such adjustment, if any, as it deems appropriate for purposes hereof in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option prices.

          (j) REGISTRATION, LISTING AND QUALIFICATION OF SHARES. Each option shall be subject to the requirement that if at any time the Board of Directors of the Company shall determine that registration, listing or qualification of the shares covered thereby upon any securities exchange or under federal or state law, or in the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any person exercising an option shall make such representations and agreements and furnish such information as the Board of Directors may request to assure compliance with the foregoing or any other applicable legal requirements.

          (k) DURATION. Unless sooner terminated by the Board of Directors, the Plan shall terminate on, and no option shall be granted hereunder after, December 31, 2006.

          (l) AMENDMENT. The Board of Directors of the Company may amend the Plan at any time. No amendment shall, unless approved by stockholders of the Company: (i) increase the maximum number of shares for which options or other awards of Stock may be granted under the Plan; (ii) reduce the minimum option price provided herein; or (iii) extend the period during which options may be granted or exercised. Notwithstanding the foregoing, the Board of Directors shall have the right to accept the surrender of and cancel options issued under the Plan and reissue those options and to amend the terms of outstanding options upon the following terms and conditions.

          (m) SURRENDER, CANCELLATION AND REISSUE OF OPTIONS. The Board of Directors may, upon invitation by it during the term of this Plan to any holder(s) of options under this Plan to do so, accept the surrender of outstanding options, cancel such options and issue in exchange therefor new options under this Plan provided:

               (i) the tender of options for surrender is in accordance with such conditions as the Board of Directors set forth in its invitation for that surrender;

               (ii) the number of shares covered by an option issued in exchange for a surrendered and canceled option shall not exceed the number of shares covered by the option surrendered and canceled;

               (iii)the  price  and all  other  terms of each  option  issued in exchange shall comply with the requirements of this Plan for the issuance of options; and

               (iv) no such invitation for surrender of options shall be made by the Board of Directors unless it shall have first received a recommendation of the Committee that it is in the interest of the Company to provide an opportunity for the surrender and cancellation of outstanding options and the issue of new options in exchange therefor upon more appropriate terms and conditions, including exercise price.

          (n) In the case of any person owning more than 10 percent of the common stock of the Company, such person may not be granted an Incentive Stock Option with an exercise price lower than 110 percent of the closing price of a share of stock on the date of grant as reported by the AMEX or, if there is no reported trade on that date, on the last preceding date on which a trade was reported. Further, the option received by such person(s) may not have an exercise period that exceeds five years from the date the option is granted.

5.   TERMS AND CONDITIONS OF RESTRICTED STOCK AND PURCHASED RESTRICTED STOCK

     (a) ELIGIBILITY TO RECEIVE RESTRICTED STOCK AND PURCHASED RESTRICTED STOCK. Certain key executives of the Company, as determined by the Board of Directors of the Company, shall be eligible to receive Stock that is subject to the requirements of this Section and such other restrictions as the Committee deems appropriate or desirable ("Restricted Stock"). Some shares of Restricted Stock may be acquired in lieu of some or all of certain cash bonus payments otherwise due a key executive ("Purchased Restricted Stock"). Shares of Purchased Restricted Stock which a key executive elects to acquire in lieu of receiving additional cash bonus shall be acquired by the key executive at a price to be determined by the Committee.

     (b) TRANSFER RESTRICTIONS. Except as otherwise provided in this Section, no shares of Restricted Stock or Purchased Restricted Stock shall be sold, exchanged, transferred, pledged, or hypothecated for such period as the Committee shall determine in its discretion (the "Restriction Period").

     (c) TRANSFER RESTRICTIONS ON TERMINATION OF EMPLOYMENT. If a holder of Restricted Stock or Purchased Restricted Stock terminates employment for any reason other than retirement, disability, or death within the Restriction Period, some shares of Restricted Stock or Purchased Restricted Stock may be subject to forfeiture by the holder, and if forfeited, shall revert to the Plan. In no event shall any cash be transferred to a holder of Restricted Stock upon the forfeiture of Restricted Stock. The holder of Purchased Restricted Stock, upon forfeiture, shall be entitled to receive a cash amount equal to the amount paid for such stock. Such forfeited shares of Restricted Stock or Purchased Restricted Stock shall again become available for award under the Plan.

     (d) OTHER TERMS AND CONDITIONS. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company itself may hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require, as a condition of any receipt of Restricted Stock or Purchased Restricted Stock that the executive shall have delivered a stock power endorsed in blank relating to the Restricted Stock or Purchased Restricted Stock.

     (e) CHANGE OF CONTROL. Notwithstanding any provision of the Plan to the contrary, upon a "Change of Control" (as defined in Section 4(d)), the Restriction Period for any holder of Restricted Stock or Purchased Restricted Stock shall be deemed to end and all restrictions on shares of Restricted Stock or Purchased Restricted Stock shall lapse.

6. EFFECTIVENESS OF PLAN. This Plan will be effective on the date it is approved by the holders of not less than a majority of the outstanding shares of voting stock of the Company represented and entitled to vote thereon at a meeting thereof duly called and held for such purpose, and no option granted shall be exercisable prior to such approval.

7. OTHER ACTIONS. This Plan shall not restrict the authority of the Board of Directors of the Company, for proper corporate purposes, to grant or issue stock options, other than under the Plan, to or with respect to any employee or other person.

8. WITHHOLDING. The Company shall have the right to require an optionee or other person entitled to receive Stock, under a Non-Qualified Option or under an Incentive Stock Option if the optionee makes a disqualifying distribution as described in Section 422 of the Code or under any other award of Stock, to pay to the Company the amount which the Company is or will be required to withhold with respect to such Stock in order for the Company to pay taxes or to claim an income tax deduction with respect to such stock. In lieu of such payment, the Company will be entitled to retain, or sell upon not less than 10 days' prior written notice to the optionee, a sufficient amount of such Stock to cover the amount required to be withheld, such notice to be deemed given when sent first class, postage prepaid, to the address of the optionee as it appears on the records of the Company.

9. MISCELLANEOUS. The masculine pronoun wherever used included the feminine pronoun.

     Any notices provided or under this Plan shall be in writing and sent by certified mail. Notices to the Company shall be addressed to the address of the Company's principal office in Saddle Brook, New Jersey, Attention:
     Compensation/Stock Option Committee. Notices sent by the Company shall be sufficiently made if sent by certified mail addressed to such person at the address as it appears in the regular records of the Company.

     The Board of Directors and Officers of the Company shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member of the Board has breached his duty of loyalty to the Company, committed an act not of good faith or in knowing violation of law, or has received an improper personal benefit; provided that within 60 days after institution of any such action, suit or proceeding a member of the Board of Directors shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of New Jersey to the extent the latter is not preempted by the former. Further, grantees of any options under this plan shall be requested to consent to the exclusive jurisdiction of the superior court of the State of New Jersey located in Bergen County, New Jersey, to the extent such consent is lawful and except that this consent shall not affect the jurisdiction of any Federal court.

10.  This Plan shall be known as the Stock  Option and  Incentive  Stock Plan of
     1997.